Exhibit 4.1

LEXAR MEDIA, INC.

5.625% SENIOR CONVERTIBLE NOTES DUE 2010

____________________

INDENTURE

DATED AS OF MARCH 30, 2005

____________________

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

(continued)

(continued)

(continued)

CROSS-REFERENCE TABLE*

TIA SECTION		INDENTURE SECTION
Section	310	12.1
	310(a)(1)	9.10
	(a)(2)	9.10
	(a)(3)	N.A.**
	(a)(4)	N.A.
	(a)(5)	9.10
	(b)	9.10
	(c)	N.A.
Section	311	12.1
	311(a)	9.11
	(b)	9.11
	(c)	N.A.
Section	312	14.1
	(a)	N.A.
	(b)	14.3
	(c)	14.3
Section	313	12.1
	313(a)	9.6(a)
	(b)(1)	N.A.
	(b)(2)	9.6(a)
	(c)	9.6(a)
	(d)	N.A.
Section	314	12.1
	314(a)	N.A.
	(b)	12.1(g)
	(c)(1)	N.A.
	(c)(2)	N.A.
	(c)(3)	N.A.
	(d)	12.1(f)
	(e)	N.A.
	(f)	N.A.
Section	315	12.1
Section	316	12.1
Section	317	12.1
Section	318(c)	12.1

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
**	N.A. means Not Applicable.

THIS INDENTURE dated as of March 30, 2005 is between Lexar Media, Inc., a corporation duly organized under the laws of the State of Delaware (the “Company”), and U.S. Bank, National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the “Trustee”).

In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Company’s 5.625% Senior Convertible Notes due 2010.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.	DEFINITIONS.

“Acquiror” means, in a transaction that is a Change in Control, the entity that acquires the Company.

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” or “capital stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into or exchangeable or exercisable for such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 3 thereof.

“Common Stock” means the common stock of the Company, $0.0001 par value per share, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Coupon Make-Whole Payment” means, with respect to each $1,000 principal amount of Securities, a payment in cash equal to the present value to the applicable payment date of all remaining scheduled payments of Interest on the Securities to be redeemed through April 1, 2010. Present value will be computed using a discount rate equal to the Treasury Yield plus 50 basis points.

“Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered which office at the date of the execution of this Indenture is located at 633 West 5th Street, 24th Floor, LM-CA-T24T, Los Angeles, CA 90071; Attention: Corporate Trust Services (Lexar Media, Inc. — 5.625% Senior Convertible Notes due 2010) or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“Default” or “default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Final Maturity Date” means April 1, 2010.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Security” means a permanent global security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 3 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Securityholder” means the person in whose name a Security is registered on the Primary Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

“Interest Payment Date” means September 30 and March 31 of each year.

“Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

“Officer” means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary, the Treasurer, any Assistant Controller or any Assistant Secretary or any Assistant Treasurer of the Company.

“Officers’ Certificate” means a certificate signed by two Officers; provided, however, that for purposes of Sections 4.11 and 6.3, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal” or “principal” of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

“Public Entity” means an entity with publicly-traded Capital Stock that is listed on a United States national securities exchange or quoted on the Nasdaq National Market.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed by the Company for such redemption pursuant to this Indenture, as set forth in Section 3.1 and in the form of Security annexed as Exhibit A hereto.

“Redemption Price” when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture, as set forth in Section 3.1(a) and in the form of Security annexed as Exhibit A hereto.

“Registration Default Payments” has the meaning specified in the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Registration Default Payments accrued or payable as of such date as provided in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 30, 2005, by and among the Company and the Purchasers thereunder, as the same may be amended or modified from time to time in accordance with the terms thereof.

“Regular Record Date” means, with respect to each Interest Payment Date, the September 15 or March 15, as the case may be, immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act or any successor for such Rule.

“Restricted Global Security” means a Global Security that is a Restricted Security.

“Restricted Security” means a Security required to bear the restricted legend set forth in the form of Security set forth in Exhibit A of this Indenture.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

“SEC” means the Securities and Exchange Commission.

“Securities” means the 5.625% Senior Convertible Notes due 2010 or any of them (each, a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Termination of Trading” means the termination of trading of the Common Stock, which shall be deemed to have occurred if the Common Stock or other common stock into which the Securities are convertible or exchangeable is neither listed for trading on a United States national securities exchange nor approved for listing or quotation on the Nasdaq National Market or The Nasdaq Small-Cap Market, or any similar United States system of automated dissemination of quotations of securities prices, and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States on any such exchange or automated quotation system.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 11.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means (i) if the Common Stock is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, days on which trades may be effected through such system, (ii) if the Common Stock is listed or admitted for trading on any national or regional securities exchange, days on which such national or regional securities exchange is open for business, or (iii) if the Common Stock is not listed on a national or regional securities exchange or quoted on the Nasdaq National Market or any other system of automated dissemination of quotation of securities prices, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

“Treasury Yield” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term to the Final Maturity Date;

provided, however, that if the then remaining term to the Final Maturity Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term to the Final Maturity Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Unrestricted Certificated Security” means a Certificated Security that is not a Restricted Security.

“Unrestricted Global Security” means a Global Security that is not a Restricted Security.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

SECTION 1.2.	OTHER DEFINITIONS.

Term	Defined in Section
“Agent Members”	2.1
“Bankruptcy Law”	8.1
“beneficial owner”	3.8
“beneficially owned”	3.8
“Change in Control”	3.8
“Closing Price”	4.6
“Company Order”	2.2
“Conversion Agent”	2.3
“Conversion Date”	4.2
“Conversion Limitation”	4.2
“Conversion Price”	4.1
“Conversion Rate”	4.1
“Current Market Price”	4.6
“Custodian”	8.1
“DTC”	2.1
“Depositary”	2.1
“Determination Date”	4.6
“Effective Date”	3.8
“Event of Default”	8.1
“Expiration Date”	4.6
“Expiration Time”	4.6
“Fundamental Change”	3.8
“Fundamental Change Conversion/Repurchase Period”	3.8
“Fundamental Change Purchase”	3.8
“Fundamental Change Purchase Date”	3.8

Term	Defined in Section
“Fundamental Change Purchase Notice”	3.8
“Fundamental Change Purchase Price”	3.8
“Make-Whole Premium”	5.1
“Make-Whole Premium Table”	5.1
“Make-Whole Shares Cap”	5.1
“Paying Agent”	2.3
“person”	3.8
“Primary Registrar”	2.3
“Principal Value Conversion”	4.1
“Purchase Agreement”	2.1
“Purchased Shares”	4.6
“Redemption Notice”	3.1
“QIB”	2.1
“Registrar”	2.3
“Rights”	4.6
“Rights Plan”	4.6
“Spinoff Valuation Period	4.6
“tender offer”	4.6
“Trigger Event”	4.6
“Triggering Distribution”	4.6
“unissued shares”	3.8
“voting stock”	3.8

SECTION 1.3.	TRUST INDENTURE ACT PROVISIONS.

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. This Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.4.	RULES OF CONSTRUCTION.

(a) Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) words in the singular include the plural, and words in the plural include the singular;

(4) provisions apply to successive events and transactions;

(5) the masculine gender includes the feminine and the neuter;

(6) references to agreements and other instruments include subsequent amendments thereto; and

(7) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE SECURITIES

SECTION 2.1.	FORM AND DATING.

The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement dated March 29, 2005 (the “Purchase Agreement”) between the Company and the Purchasers thereunder, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

(a) Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”, and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participation in the Depositary duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Custodian (as defined in Section 8.1) as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, purchases, redemptions, or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Subsection 2.1(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO LEXAR MEDIA, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

SECTION 2.2.	EXECUTION AND AUTHENTICATION.

(a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $60,000,000 (subject to increase by up to an additional aggregate principal amount of $10,000,000 in the event the Purchasers (as defined in the Purchase Agreement)

exercise the right to purchase Additional Securities (as defined in the Purchase Agreement) pursuant to the Purchase Agreement) except as provided in Sections 2.6 and 2.7.

(b) An Officer shall sign the Securities for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

(c) If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(d) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(e) The Trustee shall authenticate and make available for delivery Securities for original issue upon receipt of a written order or orders of the Company signed by two Officers of the Company (a “Company Order”). Subject to Section 2.2(a), the Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated.

(f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

(g) The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

SECTION 2.3.	REGISTRAR, PAYING AGENT AND CONVERSION AGENT

(a) The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

(b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.1 and Article 10).

(c) The Company hereby initially designates the Trustee as Paying Agent, Registrar, Custodian and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office of U.S. Bank Trust National Association, an Affiliate of the Trustee, whose address is 100 Wall Street, Suite 1600, in the Borough of Manhattan, The City of New York, one such office or agency of the Company for each of the aforesaid purposes.

SECTION 2.4.	PAYING AGENT TO HOLD MONEY IN TRUST.

Prior to 10:00 a.m., New York City time, on each due date of the principal of, or interest, on any Securities, the Company shall deposit or cause to be deposited with a Paying Agent a sum sufficient to pay such principal or interest, so becoming due. Subject to Section 10.2, a Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest, on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 10:00 a.m., New York City time, on each due date of the principal of, or interest, on any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

SECTION 2.5.	SECURITYHOLDER LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.6.	TRANSFER AND EXCHANGE.

(a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a), 3.6, 3.11, 3.13, 4.2(e) or 11.5.

(b) Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (1) any Securities for a period of 15 days next preceding mailing of a notice of Securities to be redeemed, (2) any Securities or portions thereof selected or called for redemption (except in the case of redemption of a Security in part, the portion thereof not to be redeemed) or (3) any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

(c) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(d) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7.	REPLACEMENT SECURITIES.

(a) If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased, redeemed or by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay, redeem, or purchase such Security, as the case may be.

(c) Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

(d) Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

(e) The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.8.	OUTSTANDING SECURITIES.

(a) Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those redeemed or purchased pursuant to Article 3, those converted pursuant to Article 4, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding.

(b) If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

(c) If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of the outstanding Securities on a Redemption Date, a Fundamental Change Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Fundamental Change Purchase Date, or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest on them shall cease to accrue; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision thereof satisfactory to the Trustee has been made.

(d) Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

SECTION 2.9.	TREASURY SECURITIES.

In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

SECTION 2.10.	TEMPORARY SECURITIES.

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

SECTION 2.11.	CANCELLATION.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, purchase, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. All Securities which are redeemed, purchased, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4.

SECTION 2.12.	LEGEND; ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS.

(a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached hereto as Exhibit A (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (1) provision of such satisfactory evidence if requested, or (2) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

(b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

(c) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend other than a Restricted Global Security. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company or the Registrar, an opinion of counsel reasonably acceptable to the Company and addressed to the Company in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

As used in the preceding Subsections 2.12(c) and (d), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

(e) The provisions below shall apply only to Global Securities:

(1) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to subclauses (A) or (B) immediately above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (C) immediately above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(3) Subject to the provisions of clause (5) of this Subsection 2.12(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(4) In the event of the occurrence of any of the events specified in clause (1) of this Subsection 2.12(e) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(5) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

SECTION 2.13.	CUSIP NUMBERS.

The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

SECTION 2.14.	RANK.

The Securities shall constitute senior indebtedness of the Company and shall rank pari passu with all other senior indebtedness of the Company and senior to all other indebtedness of the Company.

ARTICLE 3

REDEMPTION AND PURCHASE

SECTION 3.1.	TO REDEEM; NOTICE TO TRUSTEE.

(a) Prior to March 31, 2008, the Securities shall not be redeemable at the Company’s option. On or after March 31, 2008, the Company may, at its option, redeem the Securities in whole at any time or in part from time to time, upon at least 20 days’ notice given in the manner set forth in Section 3.3 (a “Redemption Notice”), if (i) on the date that the Company gives such Redemption Notice, the Closing Price of the Common Stock exceeds 175% of the Conversion Price for at least 20 Trading Days in any 30 consecutive Trading Day period, including the last day of the period, ending on the Trading Day prior to the date the Company delivers the Redemption Notice, appropriately adjusted to take into account the occurrence, during such 30 Trading Day period, of any event described in Sections 4.6 and 4.11 and (ii) on the date that the Company delivers such Redemption Notice through the Redemption Date, the Common Stock issuable upon conversion of the Securities is either (1) covered by a registration statement covering resales thereof that is effective and available for use and is expected to remain effective and available for use for the 30 days following the date of such Redemption Notice or (2) eligible to be resold by non-affiliates pursuant to Rule 144(k) under the Securities Act, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed, in each case, for cash in whole, or from time to time in part (which must be equal to $1,000 or any integral multiple thereof), plus accrued and unpaid interest (including any accrued and unpaid Registration Default Payments) to, but excluding, the Redemption Date, plus the Coupon Make-Whole Payment; provided that if the Redemption Date falls after a Regular Record Date and on or before an Interest Payment Date, then the interest will be payable to the Holders in whose names the Securities were registered at the close of business on such Regular Record Date. Securities or portions of the Securities called for redemption may be converted by the Holder in accordance with the provisions of Article 4 until the close of business on the Business Day prior to the Redemption Date.

(b) If the Company elects to redeem Securities pursuant to this Section 3.1, it shall notify the Trustee at least 30 days prior to the Redemption Date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) of the Redemption Date and the principal amount of Securities to be redeemed.

(c) Each Holder who elects to convert Securities pursuant to the provisions of Article IV during the period from and including the date of the applicable Redemption Notice to and including the last Trading Day prior to the Redemption Date specified in such Redemption Notice shall be entitled to receive the Coupon Make-Whole Payment in respect of the Securities so converted.

SECTION 3.2.	SELECTION OF SECURITIES TO BE REDEEMED.

(a) If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall, at least 30 days but not more than 60 days prior to the Redemption Date, select the Securities to be redeemed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption by lot, or in its discretion, on a pro rata basis. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

(b) If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption. Securities which have been converted subsequent to the Trustee commencing selection of Securities to be redeemed but prior to redemption of such Securities shall be treated by the Trustee as outstanding for the purpose of such selection.

SECTION 3.3.	NOTICE OF REDEMPTION.

(a) At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a Redemption Notice to each Holder of Securities to be redeemed at such Holder’s address as it appears on the Registrar’s books.

(b) The notice shall identify the Securities to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) the then effective Conversion Price and Conversion Rate;

(4) the name and address of each Paying Agent and Conversion Agent;

(5) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

(6) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in paragraph 9 of the Securities and Article 4 hereof;

(7) that, unless the Company defaults in making the payment of the Redemption Price, interest on Securities called for redemption shall cease to accrue on and after the Redemption Date and the only remaining right of the Holder shall be to receive payment of the Redemption Price payable to such Holder upon presentation and surrender to a Paying Agent of the Securities;

(8) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued; and

(9) the CUSIP number of the Securities.

If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company’s written request, which request shall (1) be irrevocable once given and (2) set forth all relevant information required by clauses (1) through (9) of Subsection 3.3(b), the Trustee shall give the notice of redemption to each Holder in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such notice of redemption shall be prepared by the Company.

SECTION 3.4.	EFFECT OF NOTICE OF REDEMPTION.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price payable upon redemption, except for Securities that are converted in accordance with the provisions of Article 4. On or after the Redemption Date and upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the Redemption Price; provided that if the Redemption Date falls after a Regular Record Date and on or before an Interest Payment Date, then interest on the Securities will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.

SECTION 3.5.	DEPOSIT OF REDEMPTION PRICE.

Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price of all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of the conversion of Securities pursuant to Article 4 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

SECTION 3.6.	SECURITIES REDEEMED IN PART.

Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.7.	CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 10:00 a.m. New York City time, on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such Securities, is not less than the Redemption Price of such Securities. If such an agreement is entered into a copy thereof shall be filed with the Trustee prior to the close of business on the Business Day immediately prior to the Redemption Date. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 3.7 shall relieve the Company of its obligation to pay the Redemption Price on Securities called for redemption. If such an agreement with one or more investment banks or other purchasers is entered into, any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 4) surrendered by such purchasers for conversion, all as of 10:00 a.m., New York City time, on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

SECTION 3.8.	PURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON FUNDAMENTAL CHANGE.

(a) If at any time the Securities remain outstanding there shall have occurred a Fundamental Change, all or any portion of the Securities of any Holder equal to $1,000 or an integral multiple of $1,000, shall be purchased by the Company, at the option of such Holder, at a purchase price equal to 100% of the principal amount of the Securities to be purchased, together with interest and Registration

Delay Payments, if any, accrued and unpaid to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), on the Fundamental Change Purchase Date (a “Fundamental Change Purchase”); provided, however, if the Fundamental Change Purchase Date falls after a Regular Record Date but on or before the related Interest Payment Date, then the interest on the Securities payable on such date shall be payable to the Holders in whose name the Securities were registered at the close of business on such Regular Record Date. “Fundamental Change Purchase Date” means the date that is three (3) Business Days after the Effective Date for a Fundamental Change. With respect to any Fundamental Change Purchase for which a Fundamental Change Purchase Notice has been delivered after the Effective Date and during the Fundamental Change Conversion/Repurchase Period, the Fundamental Change Purchase Date shall mean the date that is three (3) Business Days following the end of the Fundamental Change Conversion/Repurchase Period. “Effective Date” means the date that the applicable Fundamental Change becomes effective. “Fundamental Change Conversion/Repurchase Period” means the period beginning upon receipt of the Fundamental Change Company Notice and ending thirty (30) Trading Days after the Effective Date.

(b) Whenever in this Indenture (including Sections 2.1, 8.1 and 8.7 hereof) or in the form of Securities there is a reference, in any context, to the principal of any Securities as of any time, such reference shall be deemed to include reference to the Fundamental Change Purchase Price payable in respect to such Securities to the extent that such Fundamental Change Purchase Price is, was or would be so payable at such time, and express mention of the Fundamental Change Purchase Price in any provision of this Indenture shall not be construed as excluding the Fundamental Change Purchase Price in those provisions of this Indenture when such express mention is not made.

(c) A “Fundamental Change” shall be deemed to have occurred upon a Change in Control or a Termination of Trading.

(d) A “Change in Control” of the Company, or any successor entity that is subject to the terms of this Indenture, shall be deemed to have occurred at such time after the original issuance of Securities as any of the following events shall occur:

(1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets to any person or group of related persons (other than to any of the Company’s wholly owned Subsidiaries);

(2) the approval by the holders of the Company’s Capital Stock of any plan or proposal for liquidation or dissolution;

(3) if any person or group shall become the beneficial owner , directly or indirectly, of shares representing more than 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Company; or

(4) any consolidation or merger by the Company where persons who are beneficial owners of the Company’s shares of voting stock immediately prior to such transaction no longer own at least a majority of the total voting power of the continuing or surviving corporation or entity.

Notwithstanding anything in this Indenture to the contrary, a merger or consolidation shall not be deemed to constitute a “Change of Control” if at least 90% of the consideration, excluding cash payments for fractional shares, in the subject transaction or event consists of shares of Capital Stock or American Depositary Shares that are (A) listed on, or immediately after the transaction or event will be listed on, the New York Stock Exchange or the American Stock Exchange, or (B) approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market and as a result of such transaction or transactions the Securities become convertible into or exchangeable or exercisable for such publicly traded securities. For purposes of the definition of Change in Control:

“person” or “group” have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities with in the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;

a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of voting stock of the Company will be deemed to include all outstanding shares of voting stock of the Company and unissued shares deemed to be held by the “person” or “group” or other person with respect to which the determination is being made, but shall not include any unissued shares deemed to be held by all other persons;

“beneficially owned” has a meaning correlative to that of beneficial owner;

“unissued shares” means shares of voting stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control; and

“voting stock” means any class or classes of Capital Stock pursuant to which the holders of Capital Stock under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any person or other persons performing similar functions irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

(e) Within 10 days after the Company knows or reasonably should know of the occurrence of a Fundamental Change, the Company, or, at the written request and expense of the Company, the Trustee, shall mail a written notice of the Fundamental Change (the “Fundamental Change Company Notice”) to the Trustee (if the Trustee does not mail such notice) and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state:

(1) the date of such Fundamental Change and, briefly, the events causing such Fundamental Change;

(2) the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.8 must be given;

(3) the anticipated Fundamental Change Purchase Date;

(4) the Fundamental Change Purchase Price;

(5) the Holder’s right to require the Company to purchase the Securities;

(6) briefly, the conversion rights of the Securities;

(7) the name and address of each Paying Agent and Conversion Agent and that the Securities must be surrendered to the Paying Agent to collect payment;

(8) the then effective Conversion Price and Conversion Rate;

(9) the procedures that the Holder must follow to exercise rights under Article 4 and that Securities as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to Article 4 of this Indenture only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(10) the procedures that the Holder must follow to exercise rights under this Section 3.8;

(11) the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal;

(12) that, unless the Company defaults in making payment of the Fundamental Change Purchase Price or any applicable Make-Whole Premium, Securities covered by any Fundamental Change Purchase Notice will cease to be outstanding and interest and Registration Default Payments, if any, will cease to accrue on and after the Fundamental Change Purchase Date;

(13) the CUSIP number of the Securities;

(14) that a Make-Whole Premium is required to be paid by the Company upon any conversion in connection with a Fundamental Change; and

(15) whether such Make-Whole Premium shall be paid, pursuant to Section 5.3, in shares of Capital Stock of a Public Entity subject to the conditions set forth in Section 5.3.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Securities.

(f) A Holder may exercise its rights specified in this Section 3.8 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Fundamental Change Purchase Date.

(1) The delivery of such Security to any Paying Agent prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.

(2) The Company shall only be obliged to purchase pursuant to this Section 3.8, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

(3) Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this Subsection 3.8(f) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

(4) A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

(5) Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

SECTION 3.9.	EFFECT OF FUNDAMENTAL CHANGE PURCHASE NOTICE.

(a) Upon receipt by any Paying Agent of the Fundamental Change Purchase Notice specified in Subsection 3.8(f), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (1) the Fundamental Change Purchase Date with respect to such Security (provided that the conditions in Subsection 3.8(f) have been satisfied) and (2) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Subsection 3.8(f). Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 4 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Subsection (b) immediately below with respect to the Securities to be converted.

(b) A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

SECTION 3.10.	DEPOSIT OF FUNDAMENTAL CHANGE PURCHASE PRICE.

(a) On or before 10:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Fundamental Change Purchase Date) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased on such Fundamental Change Purchase Date. The manner in which the deposit required by this Section 3.10 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Fundamental Change Purchase Date.

(b) If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Purchase Price of any Security for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Fundamental Change

Purchase Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities purchased on or as soon as practicable after the Fundamental Change Purchase Date.

SECTION 3.11.	SECURITIES PURCHASED IN PART.

Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Purchase Date, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

SECTION 3.12.	COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES

In connection with any offer to purchase of Securities under Section 3.8, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.8 through 3.11 to be exercised in the time and in the manner specified therein.

SECTION 3.13.	PURCHASE OF SECURITIES IN OPEN MARKET

The Company (a) shall, on or prior to the date that is two years from the latest issuance of any Securities in accordance with Section 2.11 surrender any Security purchased by the Company pursuant to this Article 3 to the Trustee for cancellation, and (b) after such date, may (to the extent permitted by applicable law) reissue or sell such Security or surrender such Security to the Trustee for cancellation as aforesaid. Any Securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.11.

ARTICLE 4

CONVERSION

SECTION 4.1.	CONVERSION PRIVILEGE AND CONVERSION RATE.

(a) Subject to and upon compliance with the provisions of this Article and the Securities, at the option of the Holder thereof, any Security or portion thereof that is an integral multiple of $1,000 may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company on or prior to the close of business on the Final Maturity Date, unless previously redeemed by the Company or purchased by the Company at the Holders’ option and unless the Holder has delivered (and not withdrawn) a Fundamental Change Purchase Notice pursuant to Section 3.9, at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion and subject to the adjustments described below.

(b) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(c) A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

(d) The rate at which shares of Common Stock shall be delivered upon conversion (herein called the “Conversion Rate”) shall be initially 149.6558 shares of Common Stock for each $1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in this Article 4. The “Conversion Price” at any particular time shall equal $1,000 divided by the Conversion Rate at the then applicable time and shall be adjusted in certain instances as provided in this Article 4.

SECTION 4.2.	CONVERSION PROCEDURE.

(a) To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security (or a facsimile of the conversion notice) and deliver such notice to a Conversion Agent, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (4) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” As soon as practicable after the Conversion Date, but in no event later than three Trading Days following the Conversion Date, the Company shall (i) (A) provided the Conversion Agent is participating in the Depositary’s Fast Automated Securities Transfer Program, issue, or cause to be issued, and deliver such aggregate number of shares of Common Stock to which the applicable Holder shall be entitled to such Holder’s or its nominee’s or nominees’ balance account with the Depositary through its Deposit Withdrawal Agent Commission system or (B) if the Conversion Agent is not participating in the Depositary’s Fast Automated Securities Transfer Program, issue, or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates for the number of full shares of Common Stock, if any, to which such Holder shall be entitled and (ii) and cash in lieu of any fractional shares pursuant to Section 4.3. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

(b) The person in whose name the shares of Common Stock issued upon conversion is registered shall be deemed to be a holder of record of such Common Stock on the Conversion Date; provided, however, that no surrender of a Security on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. Except as otherwise provided for in Section 4.6, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security.

(c) Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (excluding (1) Securities or portions thereof called for redemption or presented for purchase pursuant to Article 3 hereof on a Redemption Date or a Fundamental Change Purchase Date, as the case may be, occurring during the period beginning at the close of business on a Regular Record Date and ending at the opening of business on the fifth Business Day after the next succeeding Interest

Payment Date or (2) Securities that are submitted for conversion between the Regular Record Date for the final interest payment and the opening of business on the final Interest Payment Date) shall be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security then being converted and such interest shall be payable to the registered Holder of such Security as of that Regular Record Date notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. Except as otherwise provided in this Section 4.2, no payment or adjustment will be made for accrued interest on a converted Security. If the Company defaults in the payment of interest payable on such Interest Payment Date, the Company shall promptly repay such funds to such Holder.

(d) Nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture, the Securities, and the Registration Rights Agreement. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

(e) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

(f) The Company shall not effect any conversion of a Security, and no Holder shall have the right to convert any portion of such Security, to the extent that after giving effect to such conversion, such Holder (together with such Holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion (the “Conversion Limitation”). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of a Security with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of any Security beneficially owned by such Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 4.2(f), in determining the number of outstanding shares of Common Stock, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent annual, quarterly or current report on Form 10-K, 10-Q or Form 8-K, respectively, as the case may be; (y) a more recent public announcement by the Company or (z) any other notice by the Company setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of a Holder, the Company shall within two Business Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any Security, by such Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, any Holder may increase or decrease the Conversion Limitation to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other Holder of Securities. Notwithstanding the foregoing, the Conversion Limitation shall not be applicable (i) on any of the ten Trading Days up to and including the Final Maturity Date, or (ii) on any of the ten Trading Days up to and including the Effective Date of such Fundamental Change or (iii) during the Fundamental Change Conversion/Repurchase Period.

SE CTION 4.3.	FRACTIONAL SHARES.

The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/100th of a share) by multiplying the Closing Price (determined as set forth in Section 4.6(d)) of the Common Stock on the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

SECTION 4.4.	TAXES ON CONVERSION.

If a Holder converts a Security, the Company shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax with respect to cash received in lieu of fractional shares. In addition, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

SECTION 4.5.	COMPANY TO PROVIDE STOCK.

(a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock (including after taking into account any adjustment to the Conversion Rate pursuant to Section 4.6).

(b) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim.

(c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the Nasdaq National Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted. Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Restricted Security will also be treated as a Restricted Security.

SECTION 4.6.	ADJUSTMENT OF CONVERSION RATE.

(a) The Conversion Rate shall be adjusted from time to time by the Company as follows:

(1) In case the Company shall (A) pay a dividend on its Common Stock in shares of Common Stock, (B) make a distribution on its Common Stock in shares of Common Stock, (C) subdivide its outstanding Common Stock into a greater number of shares, or (D) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (1) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

(2) In case the Company shall issue rights, options or warrants to all or substantially all holders of its Common Stock entitling them (for a period of not more than 60 days after such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) at a price per share (or having a conversion, exercise or exchange price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with subsection (6) of this Section 4.6(a)) on the record date for the determination of stockholders entitled to receive such rights, options or warrants (or if no record date is fixed, the Business Day immediately prior to the date of announcement of such issuance) (treating the conversion, exercise or exchange price per share of the securities convertible into or exercisable or exchangeable for Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into or exercisable or exchangeable for Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into or exercise or exchange of such security for Common Stock divided by (y) the number of shares of Common Stock initially underlying such security), the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which:

(A) the numerator shall be the number of shares of Common Stock outstanding on the close of business on such record date with respect to such issuance (or if no record date is fixed, the date immediately prior to the date of announcement of such issuance), plus the number of additional shares of Common Stock offered (or into which the securities so offered are convertible, exchangeable or exercisable); and

(B) the denominator shall be the number of shares of Common Stock outstanding on the close of business on such record date (or if no record date is fixed, the date immediately prior to the date of announcement of such issuance), plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion, exercise or exchange price of the securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion, exercise or exchange of such securities by the applicable conversion, exercise or exchange price per share of Common Stock pursuant to the terms of such securities) would purchase at the Current Market Price per share (as defined in subsection (6) of this Section 4.6(a)) of Common Stock on such record date.

Such adjustment shall be made successively whenever any such rights, options or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

(3) (i) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (A) dividends or distributions paid exclusively in cash or (B) dividends or distributions referred to in subsection (1) of this Section 4.6(a)), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (2) of this Section 4.6(a)) and also excluding the distribution of rights to all holders of Common Stock pursuant to a Rights Plan (as defined below) adopted before the date of this Indenture), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the current Conversion Rate by a fraction of which:

(A) the numerator shall be the Current Market Price per share (as defined in subsection (6) of this Section 4.6(a)) of the Common Stock on such record date; and

(B) the denominator shall be Current Market Price per share (as defined in subsection (6) of this Section 4.6(a)) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights, options or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

(ii) In the event the then fair market value (as so determined) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made prior to the time the foregoing adjustment could otherwise be made in a writing delivered to the Trustee and the Holders so that each Holder of a Security shall have the right to receive upon conversion the amount of capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants such Holder would have received had such holder converted each Security on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.6(a)(3) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

Notwithstanding the foregoing, if the securities distributed by the Company to all or substantially all holders of its Common Stock consist of capital stock of, or similar equity interests in, a Subsidiary or other business unit, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date with respect to such distribution by a fraction:

(A) the numerator of which shall be the sum of (x) the average Closing Price of one share of Common Stock over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences on the Common Stock on the Nasdaq National Market or such other national or regional exchange or market on which the Common Stock is then listed or quoted and (y) the average

Closing Price over the Spinoff Valuation Period of the portion of the securities so distributed applicable to one share of Common Stock; and

(B) the denominator of which shall be the average Closing Price of one share of Common Stock over the Spinoff Valuation Period, such adjustment to become effective immediately prior to the opening of business on the fifteenth Trading Day after the date on which “ex-dividend trading” commences;

In lieu of the foregoing, the Company may at the time of the public announcement of such distribution elect in a writing provided to the Trustee and the Holders to reserve the pro rata portion of such Securities so that each Holder of securities shall have the right to receive upon conversion the amount of such shares of capital stock or similar equity interests of such Subsidiary or business unit that such Holder of Securities would have received if such Holder of Securities had converted such Securities on the record date with respect to such distribution.

(iii) With respect to any rights (the “Rights”) that may be issued or distributed pursuant to any rights plan of the Company (any Rights that may be issued pursuant to any rights plan being referred to as, a “Rights Plan”), upon conversion of the Securities into Common Stock, to the extent that such Rights Plan is in effect upon such conversion, the holders of Securities will receive, in addition to the Common Stock, the Rights described therein (whether or not the Rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in any such Rights Plan. If the Rights Plan provides that upon separation of rights under such plan from the Common Stock that the Holders would not be entitled to receive any such rights in respect of the Common Stock issuable upon conversion of the Securities, the Conversion Rate will be adjusted as provided in this Section 4.6(a) (with such separation deemed to be the distribution of such rights), subject to readjustment in the event of the expiration, termination or redemption of the rights. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 4.6(a)(3).

(iv) Rights, options or warrants (other than rights issued pursuant to a Rights Plan) distributed by the Company to all or substantially all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock (including issuances of Common Stock upon conversion of the Securities), shall be deemed not to have been distributed for purposes of this Section 4.6 (and no adjustment to the Conversion Rate under this Section 4.6 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.6(a)(3). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.6 was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed, purchased by the Company or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption, purchase by the Company or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all or substantially all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

(4) In case the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all or substantially all holders of its Common Stock cash, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the Business Day immediately preceding the day on which such Triggering Distribution is declared (“Determination Date”) by a fraction of which:

(A) the numerator shall be such Current Market Price per share of the Common Stock (as determined in accordance with subsection (6) of this Section 4.6(a)) on the Determination Date; and

(B) the denominator of which shall be the Current Market Price per share of the Common Stock (as determined in accordance with subsection (6) of this Section 4.6(a)) on the Determination Date less the sum of the Triggering Distribution applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date).

Such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

(5) In case the Company or any of its Subsidiaries shall purchase any shares of the Common Stock by means of tender offer, then immediately prior to the opening of business on the day after the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which:

(A) the numerator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with subsection (6) of this Section 4.6(a)) on the Trading Day next succeeding the Expiration Date; and

(B) the denominator of which shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time multiplied by the Current Market Price per share of the Common Stock (as determined in accordance with subsection (6) of this Section 4.6(a)) on the Trading Day next succeeding the Expiration Date.

For purposes of this Section 4.6(a)(5), the aggregate consideration in any such tender offer shall equal the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee and the Conversion Agent) of any other consideration payable in such tender offer. Such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.6(a)(3)(B) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 4.6(a)(3)(B). For purposes of this Section 4.6(3), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(6) For the purpose of any computation under subsections (2) and (3) of this Section 4.6(a), the current market price (the “Current Market Price”) per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 10 consecutive Trading Days commencing 11 Trading Days before (A) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (3) of this Section 4.6(a) or (B) the record date with respect to distributions, issuances or other events requiring such computation under subsection (3) or (4) of this Section 4.6(a). The closing price (the “Closing Price”) for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on the Nasdaq National Market, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on the Nasdaq National Market or any national securities exchange, the last reported sales price of the Common Stock as quoted on Nasdaq or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on Nasdaq or any comparable system or, if the Common Stock is not quoted on Nasdaq or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the Current Market Price per share shall be the fair value of a share of Common Stock as reasonably determined by the Board of Directors (which shall be evidenced by an Officers’ Certificate delivered to the Trustee), in consultation with a financial advisor the Company determines in good faith is reasonably proficient in valuing equity interests.

(7) In any case in which this Section 4.6 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 4.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.9) issuing to the Holder of any Security converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

(f) For purposes of this Section 4.6, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

SECTION 4.7.	NO ADJUSTMENT.

(a) No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.6 above without converting the Securities held by such Holders.

(b) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which by reason of this Section 4.7 would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(c) No adjustment in the Conversion Rate shall be required for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

(d) To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash due.

SECTION 4.8.	ADJUSTMENT FOR TAX PURPOSES.

The Company shall be entitled to make such increases in the Conversion Rate, in addition to those required by Section 4.6, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exerciseable or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

SECTION 4.9.	NOTICE OF ADJUSTMENT.

Whenever the Conversion Rate is required to be adjusted pursuant to this Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

SECTION 4.10.	NOTICE OF CERTAIN TRANSACTIONS.

In the event that:

(a) the Company takes any action which would require an adjustment in the Conversion Rate;

(b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and stockholders of the Company must approve the transaction; or

(c) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record date or effective date, as the case may be. The Company shall mail such notice at least 10 days before such proposed record date or effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 4.10.

SECTION 4.11.	EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE.

(a) If any of the following shall occur, namely: (1) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any other transaction or event for which an adjustment is provided in Section 4.6); (2) any statutory share exchange, consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (3) any sale or conveyance of all or substantially all the property and assets of the Company, directly or indirectly, to any person, then the Company and any such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, statutory share exchange, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture to this Indenture providing that (A) the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, statutory share exchange, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, statutory share exchange, consolidation, merger, sale or conveyance, and (B) any additional shares of Common Stock which a Holder is entitled to receive as a Make-Whole Premium upon conversion in connection with a Fundamental Change, shall not be payable in shares of Common Stock, but will represent a right to receive the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, statutory share exchange, consolidation, merger, sale or conveyance by a holder of the additional shares of Common Stock had such additional shares of Common Stock been outstanding immediately prior to such reclassification, change, combination, statutory share exchange, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 4. If, in the case of any such consolidation, merger, combination, statutory share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, statutory share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

(b) In the event the Company shall execute a supplemental indenture pursuant to this Section 4.11, the Company shall promptly file with the Trustee (1) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (2) an Opinion of Counsel that all conditions precedent thereto and hereunder have been complied with, and shall promptly mail notice thereof to all Holders.

SECTION 4.12.	TRUSTEE’S DISCLAIMER.

(a) The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4.

(b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.

SECTION 4.13.	VOLUNTARY INCREASE.

(a) The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period if the Board of Directors (1) determines that such increase would be in the best interest of the Company or (2) deems it advisable to avoid or diminish income tax to holders of shares of our Common Stock in connection with a dividend or distribution of stock or similar event, and the Company provides 15 days prior notice of any increase in the Conversion Rate; provided, however, that in no event may the Company increase the Conversion Rate so that the resulting Conversion Price would be less than the par value of a share of Common Stock. Any such change in the Conversion Rate shall also be made to the Conversion Price.

ARTICLE 5

MAKE WHOLE PREMIUM

SECTION 5.1.	MAKE-WHOLE PREMIUM.

(a) Upon the occurrence of a Change of Control, the Holders will be entitled to receive from the Company, on the Fundamental Change Purchase Date, the Make-Whole Premium, if any, if they convert any of their Securities pursuant to Section 4.1 hereof at any time during the Fundamental Change Conversion/Repurchase Period after the date of the Fundamental Change Company Notice required pursuant to Section 3.8 hereof . With respect to any conversion for which a conversion notice is delivered after the Effective Date and during the Fundamental Change Conversion/Repurchase Period in accordance with Section 4.2, the Fundamental Change Purchase Date shall mean the date that is three (3) Business Days following the applicable Conversion Date.

(b) The Make-Whole Premium shall be equal to an additional number of shares of Common Stock calculated in accordance with Section 5.1(c) hereof. The Make-Whole Premium will be in addition to, and not in substitution for, any cash, securities, or other assets otherwise due to Holders of Securities upon conversion thereof.

(c) The “Make-Whole Premium” shall be equal to the principal amount of the Securities to be converted divided by $1,000 and multiplied by the applicable number of shares of Common Stock determined by reference to the table below (the “Make-Whole Premium Table”) and is based on the Effective Date and the Stock Price.

Make-Whole Premium

(Number of Additional shares of Common Stock)

	Effective Date
Stock Price on Effective Date	March 30, 2005	March 31, 2006	March 31, 2007	March 31, 2008	March 31, 2009	April 1, 2010
$4.63	44.90	44.90	44.90	44.90	44.90	0.00
$5.14	44.90	44.90	44.90	44.90	44.90	0.00
$6.00	44.90	41.94	37.91	32.96	26.55	0.00
$10.00	21.31	18.65	15.34	11.08	5.69	0.00
$15.00	12.58	11.05	9.23	7.15	3.66	0.00
$20.00	8.74	7.81	6.69	5.36	2.75	0.00
$25.00	6.51	5.93	5.20	4.29	2.20	0.00
$30.00	5.05	4.69	4.21	3.58	1.83	0.00
$35.00	4.01	3.81	3.50	3.07	1.57	0.00
$40.00	3.23	3.15	2.97	2.68	1.37	0.00

(1) If the Stock Price is between two stock price amounts on the Make-Whole Premium Table or the Effective Date is between two dates on the Make-Whole Premium Table, the Make-Whole Premium will be determined by straight-line interpolation between Make-Whole Premium amounts set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year (or a 366-day year if the Effective Date occurs in a leap year).

(2) If the Stock Price is in excess of $40.00 (subject to adjustment as described in Section 4.6, the “Stock Price Cap”), the Make-Whole Premium shall be equal to zero shares of Common Stock.

(3) If the Stock Price is less than $4.63 (subject to adjustment as described in Section 4.6, the “Stock Price Threshold”), the Make-Whole Premium shall be equal to zero shares of Common Stock.

(4) In no event shall the shares issuable upon conversion of Securities converted pursuant to Section 4.1 hereof plus the shares issuable pursuant to this Section 5.1 hereof be in excess of 15,944,123 shares of Common Stock (subject to adjustment as described in Section 4.6, the “Make-Whole Shares Cap”).

(5) For purposes of this Section 5.1(c), the following terms shall have the respective meanings indicated:

(A) “Stock Price” means the price paid per share of Common Stock in the transaction constituting the Change of Control, determined as follows: (i) if holders of Common Stock receive only cash in the transaction constituting the Change of Control, the Stock Price shall equal the cash amount paid per share of Common Stock; and (ii) in all other cases, the Stock Price shall equal the arithmetic average of the Closing Prices of a share of Common Stock over the five Trading Day period ending on the Trading Day immediately preceding the Effective Date.

(6) Promptly after determination of the actual number of shares of Common Stock to be issued in respect of the Make-Whole Premium, the Company shall publish a notice containing this information in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York or publish such information on the Company’s web site or through such other public medium as the Company may use at that time.

SECTION 5.2.	PAYMENT OF MAKE-WHOLE PREMIUM.

On or prior to 10:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company will deposit with the Trustee or with one or more Paying Agents, additional shares of Common Stock, cash and/or other assets or property sufficient to satisfy the entitlement of the Holders of Securities under Section 5.1. Payment of the entitlement pursuant to Section 5.1 to Holders of Securities surrendered for conversion during the Fundamental Change Conversion/Repurchase Period will be made promptly by the Trustee or such Paying Agent on the Fundamental Change Purchase Date. To the extent that the aggregate amount of shares of Common Stock, cash and/or other assets or property deposited by the Company pursuant to this Section exceeds the aggregate entitlement of the Holders of Securities under Section 5.1 that are converted in respect of the Fundamental Change and are entitled to receive the Make-Whole Premium, then, promptly after the Fundamental Change Purchase Date, the Paying Agent shall return any such excess to the Company.

SECTION 5.3.	PUBLIC ACQUIROR CHANGE OF CONTROL.

If a Change of Control occurs that would otherwise trigger the obligation of the Company to pay the Make-Whole Premium pursuant to Section 5.1 hereof and the Acquiror is a Public Entity or is a direct or indirect subsidiary of a Public Entity, the Company may elect to provide for the Make-Whole Premium to be paid in shares of Capital Stock of such Public Entity in lieu of paying the Make-Whole Premium in shares of Common Stock. The Company may elect to pay any such Make-Whole Premium in shares of Capital Stock of such Public Entity so long as:

(a) the shares of Capital Stock of such Public Entity are, subject to notification of issuance, listed on the principal United States securities exchange on which the issued and outstanding shares of Capital Stock of such Public Entity are listed or, if not so listed, on the Nasdaq National Market;

(b) the shares of Capital Stock of such Public Entity are registered under the Exchange Act; and

(c) the shares of Capital Stock of such Public Entity payable as the Make-Whole Premium are registered or exempt from registration under the Securities Act and are freely tradeable without restrictions under the Securities Act and any necessary qualification or registration under applicable state securities laws have been made (subject to the availability of any exemption from such qualification and registration requirements).

SECTION 5.4.	ADJUSTMENTS RELATING TO THE MAKE-WHOLE PREMIUM.

Each time that the Conversion Rate is adjusted by the Company pursuant to Section 4.6 hereof, (A) the Stock Price Threshold, the Stock Price Cap and each of the stock prices set forth in the left hand column of the Make-Whole Premium Table shall be adjusted (rounded to the nearest cent) by multiplying each such amount by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversation Rate as so adjusted, and (B) the Make-Whole Shares Cap and each of share amounts set forth in the body of the Make-Whole Premium Table shall be adjusted (rounded to the nearest one-one hundredth of a share) in the same manner as the Conversion Rate is adjusted pursuant to Section 4.6 hereof.

ARTICLE 6

COVENANTS

SECTION 6.1.	PAYMENT OF SECURITIES.

(a) Interest shall accrue in respect of the Securities at the rate and in the manner provided in the Securities and this Indenture. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest or Registration Default Payments, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to pay the installment. Subject to Section 4.2 hereof, accrued and unpaid interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal (including premium, if any) and overdue installments of interest at the rate borne by the Securities.

(b) Payment of the principal of (and premium, if any) and interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be U.S. Bank Trust National Association, an Affiliate of the Trustee) or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date.

SECTION 6.2.	SEC REPORTS.

(a) The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it is required to file them with the SEC, whether or not the Company makes the filing with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee; provided that any such reports, information and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system shall be deemed to be filed with the Trustee.

(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(c) The Company also shall comply with Trust Indenture Act Section 314(a), whether or not the Securities are governed by the Trust Indenture Act.

(d) At any time when the Company is not subject to Section 13 of 15(d) of the Exchange Act, the Company shall furnish to the Trustee (i) quarterly financial statements within 45 days after the end of each fiscal quarter that are substantially equivalent to those the Company would otherwise be required to file with the Commission in a Quarterly Report on Form 10-Q, (ii) annual financial statements within 90 days after the end of each fiscal year that are substantially equivalent to those the Company would be required to file with the Commission in an Annual Report on Form 10-K, including a report thereon by the Company’s certified independent accountants, and (iii) accompanying each of the financial statements required by (i) and (ii) above, information substantially equivalent to that required by Regulation S-K Item 303, “Management Discussion and Analysis of Financial Condition and Results of Operations;” provided, that in each case the delivery of materials to the Trustee by electronic means shall be deemed “furnished” to the Trustee for purposes of this Section 6.2(d); provided, further, that the Company shall be deemed to have satisfied its obligations under each of (i), (ii) and (iii) above if it files such information with the Commission (if the Commission will accept such filing) or otherwise makes such financial statements and other information available on or through its web site.

SECTION 6.3.	COMPLIANCE CERTIFICATES.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2005), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers’ Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

The Company shall promptly deliver to the Trustee and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company is taking or proposes to take with respect thereto.

SECTION 6.4.	FURTHER INSTRUMENTS AND ACTS.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 6.5.	MAINTENANCE OF CORPORATE EXISTENCE.

Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises.

SECTION 6.6.	RULE 144A INFORMATION REQUIREMENT.

Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities make available to such Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

SECTION 6.7.	RESALE OF CERTAIN SECURITIES.

During the period beginning on the date on which any of the Securities are originally issued and ending on the date that is two years from such date, the Company shall not, and shall use its best efforts not to permit any of its “affiliates” (as defined under Rule 144) to resell any Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company’s performance of its agreement in the preceding sentence.

SECTION 6.8.	STAY, EXTENSION AND USURY LAWS.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest (including Registration Default Payments, if any), on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.9.	BOOK-ENTRY SYSTEM.

If the Securities cease to trade in the Depositary’s book-entry settlement system, the Company covenants and agrees that upon the request of Holders of at least 25% in aggregate principal amount of the Securities then outstanding, it shall use reasonable efforts to make such other book entry arrangements that it determines are reasonable for the Securities.

SECTION 6.10.	PAYMENT OF REGISTRATION DEFAULT PAYMENTS.

If Registration Default Payments are payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such

Registration Default Payments that are payable, (ii) the reason why such Registration Default Payments are payable and (iii) the date on which such Registration Default Payments are payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Registration Default Payments are payable. If the Company has paid Registration Default Payments directly to the Persons entitled to such Registration Default Payments, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

SECTION 6.11.	INFORMATION FOR IRS FILINGS.

The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders.

ARTICLE 7

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 7.1.	COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1) in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety is a corporation, limited liability company, partnership, trust or other entity, is organized and validly existing under the laws of the United States of America, any State thereof and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest including any Make-Whole Premium, Coupon Make-Whole Payment and Registration Default Payments, if any, on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets; and

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and Article XI and that all conditions precedent herein provided for relating to such transaction have been complied with.

The provisions of this Section 7.1 shall similarly apply to successive consolidations, mergers, sales or conveyances.

SECTION 7.2.	SUCCESSOR SUBSTITUTED.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 8

DEFAULT AND REMEDIES

SECTION 8.1.	EVENTS OF DEFAULT.

(a) An “Event of Default” shall occur upon:

(1) the failure of the Company to pay the principal of, or premium, including any Make-Whole Premium, if any, on any Security at the Final Maturity Date, upon a redemption or purchase pursuant to Article 3, or otherwise.

(2) the failure of the Company to pay any interest, including Registration Default Payments, if any, on any Security when due that continues for 30 days, provided that a failure to make any of the first ten scheduled interest payments on the Securities on the applicable Interest Payment Date will constitute an Event of Default with no grace or cure period;

(3) the failure of the Company to perform or observe any other covenant required by this Indenture or the Securities, if such failure continues for 30 days after the Notice of Default specified below is given;

(4) a default under any indebtedness for money borrowed by the Company or any Subsidiary in an aggregate outstanding principal amount in excess of $8.0 million, for a period of 30 days after written notice of default is given to the Company by the Trustee or to the Company and the Trustee by Holders of not less than 25% in aggregate principal amount of the Securities then outstanding, which default (A) is caused by the failure to pay principal or interest when due on such indebtedness by the end of the applicable grace period, if any, unless such indebtedness is discharged, or (B) results in the acceleration of such indebtedness, unless such acceleration is waived, cured, rescinded or annulled or unless such indebtedness is discharged;

(5) the failure of the Company to convert the Securities into shares of Common Stock upon exercise of a Holder’s conversion right and such failure continues for 10 days;

(6) the failure by the Company to provide a Fundamental Change Company Notice in accordance with the terms of this Indenture;

(7) the entry against the Company or any of its Subsidiaries of a final judgment or judgments aggregating in excess of $8.0 million, which judgments remain unpaid, unstayed, undischarged or unbonded for a period of 60 days;

(8) the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F) consents to the filing of such a petition or the appointment of or taking possession by a Custodian; or

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt;

(B) appoints a Custodian of the Company or for all or substantially all of the property of the Company; or

(C) orders the winding up or liquidation of the Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days; or

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

(b) A default under clause (3) of Subsection 8.1(a) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within the time specified in clause (3) of Subsection 8.1(a) after receipt of such notice. The notice given pursuant to this Section 8.1 must specify the default, demand that it be remedied and state that the notice is a Notice of Default. When any default under this Section 8.1 is cured, it ceases.

(c) The Company promptly will deliver to the Trustee, and in any event within 5 Business Days of becoming aware of the occurrence of an Event of Default, written notice thereof. In addition, the Company shall deliver to the Trustee, within 10 days after it becomes aware of the occurrence thereof, written notice of any event which with the lapse of time would become an Event of Default under clause (3) of Subsection 8.1(a).

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder or unless it acquires actual knowledge of such Event of Default in the course of performing other duties pursuant to this Indenture.

SECTION 8.2.	ACCELERATION.

If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Subsection 8.1(a)) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the principal amount, and all accrued and unpaid interest, and any premium, including any Make-Whole Premium, and Registration Default Payment, if any, to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (8) or (9) of Subsection 8.1(a) occurs and is continuing with respect to the Company, the principal amount, and all accrued and unpaid interest, and any premium, including any Make-Whole Premium, and Registration Default Payment, if any, of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 9.7 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 8.3.	OTHER REMEDIES.

(a) If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest and any premium, including any Make-Whole Premium, and Registration Default Payment, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 8.4.	WAIVER OF DEFAULTS AND EVENTS OF DEFAULT.

Subject to Sections 8.7 and 11.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequences, except a default or Event of Default in the payment of the principal of, premium, or Registration Default Payments, if any, or interest on any Security, a failure by the Company to convert any Securities into Common Stock or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 11.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

SECTION 8.5.	CONTROL BY MAJORITY.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 8.6	LIMITATIONS ON SUITS.

(a) A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or interest for the conversion of the Securities pursuant to Article 4) unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

(b) A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 8.7.	RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of the Redemption Price, the Fundamental Change Repurchase Price, any applicable Make-Whole Premium, any applicable Coupon Make-Whole Payment or interest (including Registration Default Payments, if any),on the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 8.8.	COLLECTION SUIT BY TRUSTEE.

If an Event of Default in the payment of principal or interest specified in clause (1) or (2) of Subsection 8.1(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful interest on overdue principal and overdue installments of interest in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 8.9.	TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 8.10.	PRIORITIES.

(a) If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

(1) First, to the Trustee for amounts due under Section 9.7;

(2) Second, to Holders for amounts due and unpaid on the Securities for principal and interest (including Registration Default Payments, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest (including Registration Default Payments, if any), respectively;

(3) Third, to such other Person or Persons, if any, to the extent entitled thereto; and

(4) Fourth, the balance, if any, to the Company.

(b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

SECTION 8.11.	UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

SECTION 8.12.	WAIVER OF STAY OR EXTENSION LAWS.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 8.13.	RESTORATION OF RIGHTS AND REMEDIES.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 8.14.	RIGHTS AND REMEDIES CUMULATIVE.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 8.15.	DELAY OR OMISSION NOT WAIVER.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 9

TRUSTEE

SECTION 9.1.	DUTIES OF TRUSTEE.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Subsection (b) of this Section 9.1;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

Every provision of this Indenture that in any way relates to the Trustee is subject to Subsections (a), (b), (c) and (d) of this Section 9.1.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 9.2.	RIGHTS OF TRUSTEE.

(a) Subject to Section 9.1:

(1) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 12.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion.

(3) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care by it hereunder.

(4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture.

(5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(8) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice from the Company or the Holders of at least 25% of the aggregate principal amount of the then outstanding Securities of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

(9) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, without limitation as Paying Agent, Registrar and Conversion Agent, and to each agent, custodian and other Person employed to act hereunder.

SECTION 9.3.	INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

SECTION 9.4.	TRUSTEE’S DISCLAIMER.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 9.5.	NOTICE OF DEFAULT OR EVENTS OF DEFAULT.

If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of all uncured defaults or Events of Default known to it within 20 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a default or an Event of Default in payment of the principal of, or premium, if any, or interest, including Registration Default Payments, on any Security when due or in the payment of any redemption or purchase obligation.

SECTION 9.6.	HOLDER’S LIST AND REPORTS BY TRUSTEE TO HOLDERS.

(a) The Company will furnish or cause to be furnished to the Trustee: (1) quarterly, not more than 15 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Securityholders as of such Record Date; and (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Registrar.

(b) (1) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 9.6(a) and the names and addresses of Securityholders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 9.6(b) upon receipt of a new list so furnished.

(2) The rights of Securityholders to communicate with other Securityholders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the TIA.

(3) Every Securityholders of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Securityholders made pursuant to the TIA.

(c) If a report is required by TIA Section 313, within 60 days after each March 31, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

(d) A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and, to the extent required by the TIA, filed with the SEC, and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

SECTION 9.7.	COMPENSATION AND INDEMNITY.

(a) The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 9.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), (including reasonable legal fees and expenses) incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld.

(c) The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.

(d) To secure the Company’s payment obligations in this Section 9.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee to pay the principal of and interest on particular Securities. The obligations of the Company under this Section 9.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (8) or (9) of Subsection 8.1(a) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

SECTION 9.8.	REPLACEMENT OF TRUSTEE.

(a) The Trustee may resign by so notifying the Company and to the Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee at any time by so notifying the Trustee and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 9.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

(c) If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

(d) The Holders of a majority in aggregate principal amount of the Securities then outstanding may upon removal of the Trustee nominate a successor trustee that shall be deemed appointed as successor trustee unless, within ten Business Days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any other Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions provided herein, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(e) If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

(g) A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

(h) Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company’s obligations under Section 9.7 shall continue for the benefit of the retiring Trustee.

SECTION 9.9.	SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

SECTION 9.10.	ELIGIBILITY; DISQUALIFICATION.

The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

SECTION 9.11.	PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 9.12.	DISQUALIFICATION; CONFLICTING INTERESTS.

If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

ARTICLE 10

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 10.1.	SATISFACTION AND DISCHARGE OF INDENTURE.

(a) (1) This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(2) either

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation,

(i) have become due and payable,

(ii) will become due and payable at the Final Maturity Date within one year, or

(iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company

(3) and the Company has deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose of and in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date or Redemption Date, as the case may be. In the event that the Company exercises its right to redeem the Securities as provided in Article 3, the Company shall have the right to withdraw its funds previously deposited with the Trustee or Paying Agent pursuant to the immediately preceding sentence;

(4) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(5) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.7, and, if money shall have been deposited with the Trustee pursuant to clause (2) of Subsection 10.1(a), the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.12 and 12.5, Articles 3 and 4, the last paragraph of Section 6.2 and this Article 10, shall survive until the Securities have been paid in full.

SECTION 10.2.	APPLICATION OF TRUST MONEY.

Subject to the provisions of Section 10.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 10.1 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.

SECTION 10.3.	REPAYMENT TO COMPANY.

(a) The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (1) deposited with them pursuant to Section 10.1 and (2) held by them at any time.

(b) The Trustee and each Paying Agent shall, subject to applicable abandonment property laws, pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

SECTION 10.4.	REINSTATEMENT.

(a) If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 10.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.2; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

(b) If pursuant to the last sentence of Section 10.1(1), the Company withdraws its previously deposited funds as a result of its exercise of its redemption right, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit has occurred pursuant to Section 10.1.

ARTICLE 11

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 11.1.	WITHOUT CONSENT OF HOLDERS.

(a) The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder for the purpose of:

(1) adding to the Company’s covenants for the benefit of the Holders;

(2) surrendering any right or power conferred upon the Company;

(3) increasing the Conversion Rate, provided that the increase will be in accordance with the terms of this Indenture and will not adversely affect the interests of Holders in any material respect;

(4) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(5) making any changes or modifications to this Indenture necessary in connection with the registration of the Securities under the Securities Act as contemplated by the Registration Rights Agreement, provided that this action does not adversely affect the interests of the Holders in any material respect;

(6) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in this Indenture; provided that such modification or amendment does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders in any material respect;

(7) adding or modifying any other provisions which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders in any material respect;

(8) complying with the provisions of this Indenture in the event of a merger, consolidation or transfer of assets (including the provisions of Section 4.11 and Article 7); or

(9) providing for uncertificated Securities in addition to the Certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended.

SECTION 11.2.	WITH CONSENT OF HOLDERS.

(a) The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding or by the adoption of a resolution at a meeting of Holders at which a quorum is present by at least a majority in aggregate principal amount of the Securities represented at the meeting. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Holder. However, notwithstanding the foregoing but subject to Section 11.4, without the written consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.4, may not:

(1) change the maturity of the principal of or any installment of interest on, or any Registration Default Payments with respect to any Security;

(2) reduce the principal amount of, premium, if any, or interest on, or any Registration Default Payments, or the amount payable upon redemption or purchase pursuant to Article 3, with respect to any Security;

(3) reduce the interest rate or interest, including any Registration Default Payments with respect to any Security;

(4) change the currency of payment of principal of, premium, if any, or interest on any Security;

(5) impair the right to institute suit for the enforcement of any payment on or with respect to, or conversion of, any Security;

(6) modify the Company’s obligation to purchase Securities at the option of Holders or the Company’s right to redeem Securities, in a manner adverse to the Holders;

(7) make any change that adversely affects the purchase option of Holders upon a Fundamental Change or the conversion rights of Holders;

(8) reduce the percentage in aggregate principal amount of Securities outstanding necessary to modify or amend this Indenture or to waive any past default;

(9) modify the provisions in Section 3.1 in any manner adverse to Holders;

(10) reduce the quorum or voting requirements under this Indenture;

(11) modify any of the provisions of this Section 11.2 or Section 8.4, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby;

(12) reduce the percentage of the principal amount of the outstanding Securities the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture;

(13) modify in any manner the calculation of the Make-Whole Premium or the Coupon Make-Whole Payment; or

(14) change the ranking of the Securities in a manner adverse to the Holders;

(b) After an amendment, supplement or waiver under this Section 11.2 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 11.3.	COMPLIANCE WITH TRUST INDENTURE ACT.

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

SECTION 11.4.	REVOCATION AND EFFECT OF CONSENTS.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

(b) After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (14) of Subsection 11.2(a). In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

SECTION 11.5.	NOTATION ON OR EXCHANGE OF SECURITIES.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 11.6.	T RUSTEE TO SIGN AMENDMENTS, ETC.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

SECTION 11.7.	EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 12

MISCELLANEOUS

SECTION 12.1.	TRUST INDENTURE ACT CONTROLS.

If any provision hereof limits, qualifies or conflicts with another provision of the TIA which is required hereunder to be a part of and govern this Indenture, the required provision shall control.

SECTION 12.2.	NOTICES.

Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Lexar Media, Inc.

47300 Bayside Parkway

Fremont, CA 94538

Attention: General Counsel

Facsimile No.: (510) 413-1296

Telephone No.: (510) 413-1200

with a copy to:

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

Attention: Dennis DeBroeck

Facsimile No. (650) 938-5200

Telephone No.: (650) 988-8500

if to the Trustee, to:

U.S. Bank National Association

633 West Fifth Street, 24th Floor

LM-CA-T24T

Los Angeles, California 90071

Attn: Corporate Trust Services

Lexar Media, Inc. Notes due 2010)

Facsimile No.: (213) 615-6197

Telephone No.: (213) 615-6043

Such notices or communications shall be effective when received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.3.	COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Trustee shall comply with TIA Section 312(b) relating to Securityholder communications. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 12.4.	CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

(a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 12.5.	RECORD DATE FOR VOTE OR CONSENT OF SECURITYHOLDERS.

The Company (or, in the event deposits have been made pursuant to Section 10.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action.

SECTION 12.6.	RULES BY TRUSTEE, PAYING AGENT, REGISTRAR AND CONVERSION AGENT.

The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

SECTION 12.7.	GOVERNING LAW.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 12.8.	NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.9.	NO RECOURSE AGAINST OTHERS.

All liability described in paragraph 16 of the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

SECTION 12.10.	SUCCESSORS.

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.11.	MULTIPLE COUNTERPARTS.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

SECTION 12.12.	SEPARABILITY.

In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.13.	TABLE OF CONTENTS, HEADINGS, ETC.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

Lexar Media, Inc.

By:	/s/ Eric S. Whitaker
Name:	Eric S. Whitaker
Title:	Executive Vice President, Corporate Strategy, General Counsel and Secretary

By:	/s/ Brian T. McGee
Name:	Brian T. McGee
Title:	Vice President, Finance and Chief Financial Officer

U.S. Bank National Association, as Trustee

By:	/s/ Paula Oswald
Name:	Paula Oswald
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO LEXAR MEDIA, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1

THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.2

[1]	These paragraphs should be included only if the Security is a Global Security.
[2]	These paragraphs to be included only if the Security is a Restricted Security.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH LEXAR MEDIA, INC. OR ANY AFFILIATE OF LEXAR MEDIA, INC. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO LEXAR MEDIA, INC. OR ANY PARENT OR SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO LEXAR MEDIA, INC.’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.2

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.2

LEXAR MEDIA, INC.

CUSIP:	R-

5.625% SENIOR CONVERTIBLE NOTES DUE 2010

Lexar Media, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to                          , or registered assigns, the principal sum of              Dollars ($            ) on April 1, 2010 or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security.3

Interest Payment Dates: September 30 and March 31.

Regular Record Dates: September 15 and March 15.

This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.

SIGNATURE PAGE FOLLOWS

3 This phrase should be included only if the Security is a Global Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Lexar Media, Inc.

By:
Name:
Title:

By:
Name:
Title:

Dated:

Trustee’s Certificate of Authentication: This is one of the

Securities referred to in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

LEXAR MEDIA, INC.

5.625% SENIOR CONVERTIBLE NOTES DUE 2010

1.	INTEREST

Lexar Media, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 5.625% per annum. The Company shall pay interest semiannually in arrears on September 30 and March 31 of each year, commencing September 30, 2005. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 30, 2005; provided, however, that if there is not an existing default in the payment of interest and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year, comprised of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Registration Default Payments accrued or payable on such date as provided in the Registration Rights Agreement.

No sinking fund is provided for the Securities.

2.	METHOD OF PAYMENT

The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on September 15 or March 15, as the case may be, (each, a Regular Record Date) immediately preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.	PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, U.S. Bank National Association (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.	INDENTURE, LIMITATIONS

This Security is one of a duly authorized issue of Securities of the Company designated as its 5.625% Senior Convertible Notes due 2010 (the “Securities”), issued under an Indenture dated as of March 30, 2005

(together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

The Securities are unsecured obligations of the Company limited to $60,000,000 (subject to increase by up to an additional aggregate principal amount of $10,000,000 in the event the Purchasers (as defined in Purchase Agreement dated March 30, 2005 (the “Purchase Agreement”) between the Company and the Purchasers thereunder) exercise the right to purchase Additional Securities (as defined in the Purchase Agreement) pursuant to the Purchase Agreement) aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.

5.	OPTIONAL REDEMPTION

Prior to March 31, 2008, this Security shall not be redeemable. On or after March 31, 2008, the Company may, at its option, redeem this Security if the Closing Price of the Common Stock exceeds 175% of the Conversion Price for at least 20 Trading Days in any 30 consecutive Trading Day period, including the last day of the period ending on the Trading Day prior to the date the Company delivers the Redemption Notice, appropriately adjusted to take into account the occurrence, during such 30 Trading Day period, of any event described in Sections 4.6 and 4.11 of the Indenture and (ii) on the date that the Company delivers such Redemption Notice through the Redemption Date, the Common Stock issuable upon conversion of the Securities is either (1) covered by a registration statement covering resales thereof that is effective and available for use and is expected to remain effective and available for use for the 30 days following the date of such Redemption Notice or (2) eligible to be resold by non-affiliates pursuant to Rule 144(k) under the Securities Act,, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed, in each case for cash in whole, or from time to time in part (which must be equal to $1,000 or any integral multiple thereof), plus accrued and unpaid interest to, but excluding, the Redemption Date, plus the Coupon Make-Whole Payment; provided that if the Redemption Date falls after a Regular Record Date and on or before an Interest Payment Date, then the interest will be payable to the Holder in whose names this Security is registered at the close of business on such Regular Record Date. Securities or portions of this Security called for redemption may be converted by the Holder in accordance with the provisions of Article 4 of the Indenture until the close of business on the Business Day prior to the Redemption Date.

6.	NOTICE OF REDEMPTION

Notice of redemption, as set forth in Section 3.3 of the Indenture, will be mailed by first-class mail at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest to, but excluding, the Redemption Date, interest shall cease to accrue on Securities or portions of them called for redemption.

7.	PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the Fundamental Change Purchase Date, at a purchase price equal to 100% of the principal amount thereof together with any accrued interest up to, but excluding, the Fundamental Change Purchase Date. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8.	CONVERSION

Subject to and upon compliance with the provisions of the Indenture, at the option of the Holder thereof, any Security or portion thereof that is an integral multiple of $1,000 may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company on or prior to the close of business on the Final Maturity Date, unless previously redeemed to the Company or purchased by the Company at the Holders’ option, at the Conversion Rate, determined as provided in the Indenture, in effect at the time of conversion and subject to the adjustments described therein. Each Holder who elects to convert Securities (other than upon a Fundamental Change whereupon the Holder shall be entitled to Make-Whole Premium required by the terms of the Indenture) during the period from and including the date of the applicable Redemption Notice to and including the last Trading Day prior to the Redemption Date specified in such Redemption Notice shall be entitled to receive the Coupon Make-Whole Payment in respect of the Securities so converted.

9.	DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10.	PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

11.	UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12.	AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the

Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

13.	SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) be released from those obligations.

14.	DEFAULTS AND REMEDIES

This Holder of this Security is entitled to certain remedies upon the occurrence of an Event of Default as set out in Article 8 of the Indenture.

15.	TRUSTEE DEALINGS WITH THE COMPANY

U.S. Bank, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

16.	NO RECOURSE AGAINST OTHERS

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

17.	AUTHENTICATION

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

18.	ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

19.	INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Lexar Media, Inc., 47300 Bayside Parkway, Fremont, CA 94538; Attention: General Counsel.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $            .

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

OPTION TO ELECT PURCHASE

UPON A CHANGE IN CONTROL

To:	Lexar Media, Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Lexar Media, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Purchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty
Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES3

The following exchanges, purchase, redemptions, purchases or conversions of a part of this global Security have been made:

Principal Amount of this Global Note Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION

OF TRANSFER OF RESTRICTED SECURITIES3

Re:	5.625% Senior Convertible Notes due 2010 (the “Securities”) of Lexar Media, Inc.

This certificate relates to $             principal amount of Securities owned in (check applicable box)

☐ book-entry or    ☐ definitive form by                              (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture dated as of March 30, 2005 between Lexar Media, Inc. and U.S. Bank National Association., as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐	Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

☐	Such Security is being acquired for the Transferor’s own account, without transfer.

☐	Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐	Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐	Such Security is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a global Security which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.

Date:
(Insert Name of Transferor)